AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 20th day of June, 2012 (this "Amendment"), by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, ADVANCED SERIES TRUST, AST INVESTMENT SERVICES, INC., and PRUDENTIAL INVESTMENTS LLC (collectively, the "Parties"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties are parties to a Fund Participation Agreement dated April 28, 2008, as amended and supplemented to date (the "Agreement"); and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1. Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference into this Amendment

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SCHEDULE A

All existing and future variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts.

IN WITNESS WHEREOF, the Parties have executed the Amendment as of the 20th day of June, 2012.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

By its authorized officer,

By:_________________
Name:
Title:
Date:

ADVANCED SERIES TRUST,

By its authorized officer,

By:_________________
Name:
Title:
Date:

AST INVESTMENT SERVICES, INC.,

By its authorized officer,

By:_________________
Name:
Title:
Date:

PRUDENTIAL INVESTMENTS, LLC,

By:_________________
Name:
Title:
Date: